                                                                    EXHIBIT 99.1

                        [LETTERHEAD OF PMI GROUP, INC]


FOR IMMEDIATE RELEASE:



                          THE PMI GROUP, INC. REPORTS
                            RECORD RESULTS FOR 1998


     SAN FRANCISCO, JANUARY 20, 1999 The PMI Group, Inc. (NYSE:PMA) announced today the fourth consecutive year of record net income and revenues for the Company. New insurance written for its mortgage insurance subsidiary, PMI Mortgage Insurance Co. (PMI), increased 82 percent to a record $27.8 billion in 1998, compared to $15.3 billion in 1997. For the quarter PMI had new insurance written of $8.4 billion, doubling from the $4.2 billion for fourth quarter 1997. Both insurance in force and primary risk in force grew to historic levels. Insurance in force grew by $2.9 billion, or 4 percent, for the year and $1.8 billion for the quarter, a 2 percent increase from third quarter 1998. Risk in force grew by $1.2 billion, or 7 percent for the year, and $0.5 billion, 3 percent during the quarter. Moreover, committed volume trends for the year remained strong at 90 percent over 1997, while the committed volume for the fourth quarter was 104 percent over fourth quarter 1997. With the above-mentioned performance, we believe that PMI's growth outpaced the industry in 1998.

     Operating earnings per share, excluding capital gains, were $5.53 for 1998, another record achievement, and an increase of 14 percent over operating earnings per share of $4.85 reported in 1997. Total net income for 1998 was $190.3 million, or $6.04 per share, compared to $175.3 million, or $5.23 per share for 1997.

     Operating earnings per share for the fourth quarter were $1.45, compared to $1.27 a year ago, an increase of 14 percent. Total net income for the fourth quarter was $44.1 million, or $1.45 per share, compared to $41.9 million, or $1.28 per share, reported in the fourth quarter of 1997.

     W. Roger Haughton, Chairman and Chief Executive said, "At the outset of 1998, we set our goals and expectations for the year and we delivered on those goals and expectations. We told our shareholders that we would increase our share of new business written beyond our share of insurance in force, while not compromising our quality standards. We also pledged to efficiently deliver products and services to our customers, prudently manage risk and increase our loss mitigation efforts. We delivered on all those goals, produced strong earnings growth for the year and positioned the company for continued earnings growth in the future by insuring a quality book of business that will produce a strong stream of earnings.

     "1999 will be a year of change for the MI industry, as we have already seen with Fannie Mae's recent announcement concerning reductions in mortgage insurance coverage," Haughton continued. "We see this initiative as an opportunity to leverage our core competencies to assess and price mortgage default risk. Those companies that are strong, creative, and willing to diversify in the wake of these changes will grow and prosper. PMI is such a company."

     Turning to the details of PMI's 1998 performance, total revenues for the Company were $620.9 million for the year, an increase of 10 percent over revenues of $564.7 million in 1997. The growth in revenues for 1998 was led by net premiums earned of $491.2 million, which increased 8 percent, and investment income of $84.7 million, which increased 2 percent over 1997.

     Another component of PMI's growth strategy, CMG, PMI's joint venture with CUNA Mutual, reported $2.5 billion new insurance written for 1998, and insurance in force of $4.2 billion, a 75 percent increase over 1997. CMG earned $6.2 million in 1998.

     The Company repurchased 2.2 million shares of common stock during 1998. On November 19, 1998, the Company announced a new $100 million stock repurchase program.

     Reserves for losses increased to $215.3 million as of December 31, 1998, compared with reserves of $202.4 million at December 31, 1997. At December 31, 1998, PMI's percentage of delinquent loans was 2.31 percent, compared to 2.38 percent at December 31, 1997.

     Primary direct claims paid by PMI totaled $118.4 million for 1998, compared to $147.1 million for 1997, a decrease of 20 percent. PMI's average claim size in 1998 was $23,321, compared to $26,390 for 1997. Direct claims paid for California were $57.4 million in 1998, compared to $94.8 million in 1997, a decrease of 39 percent. Average claim size for California in 1998 was $26,525, compared to $30,283 for 1997.

     PMI's risk in force increased to $19.3 billion at December 31, 1998, from $18.1 billion at December 31, 1997. PMI's primary insurance in force was $80.7 billion at December 31, 1998, compared to $77.8 billion at December 31, 1997. Persistency, or the percentage of insurance remaining in force compared to one year prior, was 68.0 percent at December 31, 1998, compared with 80.8 percent at December 31, 1997.

     In order to assist our shareholders and stock analysts in their evaluation of our company, we have further expanded our disclosure of financial and operating information in conjunction with this earnings release. At www.pmigroup.com/ir/jan20release.html there are four charts displaying
-------------------------------------
information for the past eight quarters: Total Claims Paid Dollars; California Claims Paid as a Percentage of Total Claims; Average Claim Size; and California Notices of Delinquency as a

Proportion of Total Delinquencies. A table which also presents this information is included with this release.

     The PMI Group, Inc. is headquartered in San Francisco and through its subsidiary, PMI, is the third largest private mortgage insurer in the United States based on 1997 year-end insurance in force. In addition to private mortgage insurance, The PMI Group, Inc., through its subsidiaries, is a leader in risk management technology, and provides various products and services for the home mortgage finance industry, as well as title insurance. This release can be accessed through the World Wide Web at www.pmigroup.com or a copy can be
                                              ----------------
obtained by dialing (800) 758-5804, entering The PMI Group, Inc. company code no. 706963 when prompted, and following the automated prompts.

       A replay of PMI's conference call discussing earnings results can be heard by dialing (800)633-8284. Enter 1990016 and, when prompted, please clearly say your name and company for PMI's records. Press 1 to start the replay or 4 for additional instructions. The replay will be available for a 48-hour period starting about 1:30pm (EST) on January 20, 1999.

______________________________________________________________________________

     Cautionary Statement. The statements in this press release relating to 1999 (or assumptions underlying such matters) that are not historical facts, and that relate to future plans, events or performance, or are preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates", or similar expressions, including, without limitation (i) a statement relating to the positioning of PMI for continued earnings growth in the future by insuring a quality book of business that will produce a strong stream of earnings (ii) a statement of PMI's belief that it sees Fannie Mae's announcement as an opportunity to leverage its core competencies to assess and price mortgage default risk and (iii) a statement of PMI's belief that it will grow and prosper, are forward looking statements within the meaning of the Private

Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks or uncertainties including, but not limited to, the factors listed below that could cause the Company's actual results to differ materially from those expressed. A number of factors affecting PMI and the mortgage industry in general could cause claims on policies issued by PMI to increase and this could materially adversely affect The PMI Group's financial condition and results of operations. The management of The PMI Group believes that the loss experience of PMI could be materially and adversely affected by economic recessions, declining housing values, higher unemployment rates, deteriorating borrower credit, rising interest rates, legislation impacting borrower's rights or a combination of such factors, which might have nationwide impact or a disproportionate impact on regional economic conditions and demand for housing generally. In addition, contract underwriting is now the principal means by which the Company sells mortgage insurance and is subject to numerous risks and uncertainties, including availability of qualified personnel, price competition, and timely development of computer systems needed to process the increased volume of contract underwriting activity. The inability of the Company to remain competitive in providing contract underwriting may materially and adversely impact the Company's results of operations and financial condition. A decrease in persistency, resulting from policy cancellations of older books of business affected by refinancings (which are affected by changes in interest rates), may materially and adversely impact the Company's results of operations and financial condition. Changes in legislation which affects the ability of the Federal National Mortgage Association ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie Mac") to offer a substitute for mortgage insurance, including self-insurance and alternative forms of credit support, or for the Federal Housing Administration ("FHA") or the Veteran Administration ("VA") to increase statutory lending limits or other expansion of eligibility for the FHA and VA or a reduction in the amount of mortgage insurance coverage required by Fannie Mae and/or Freddie Mac could materially and adversely affect the Company's financial condition and results of operations. Finally, other factors that may materially and adversely impact the Company's results of operations and financial condition include the size of the mortgage origination market, mortgage insurance industry volumes of new business, greater than anticipated policy cancellations or lower than projected persistency resulting in declines in insurance in force, the failure of mortgage insurance commitments to convert into new insurance written, the impact of competitive underwriting criteria and products including pool insurance and risk sharing structured transactions, regulatory responses to the Company's product offerings, changes in the performance of financial markets, the demand for and the acceptance of the Company's products, decreased profit margin on the Company's products, the impact of expanded financial remedies provided to contract underwriting customers, changes in government regulations or interpretations regarding the Real Estate Settlement Procedures Act, changes in statutory charters, regulations and coverage requirements of the government sponsored enterprises, banks and savings institutions, customer consolidation and other risk factors listed from time to time in the Company's Securities and Exchange Commission filings.

                     THE PMI GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    Three Months Ended December 31,         Year Ended December 31,
                                                    -------------------------------     -------------------------------
                                                       1998                  1997          1998                  1997
                                                    ---------             ---------     ---------             ---------
                                                                  (In thousands, except per share data)
Net premiums written                                $ 137,024             $ 115,235     $ 489,100             $ 432,052
                                                    =========             =========     =========             =========

Revenues
   Premiums earned                                  $ 128,753             $ 118,407     $ 491,226             $ 453,948
   Investment income, net                              21,229                20,955        84,681                83,136
   Realized gains, net                                    202                   478        24,636                19,584
   Other income                                         5,213                 3,148        20,366                 7,979
                                                    ---------             ---------     ---------             ---------
        Total revenues                                155,397               142,988       620,909               564,647
                                                    ---------             ---------     ---------             ---------

Losses and expenses
   Losses and loss adjustment expenses                 32,712                38,995       135,716               152,257
   Policy acquisition costs                            19,698                13,712        60,280                43,395
   Other operating expenses                            37,701                29,535       142,625               111,745
   Interest expense                                     1,770                 1,698         7,029                 6,766
   Distributions on capital securities (1)              2,077                 2,075         8,311                 7,617
                                                    ---------             ---------     ---------             ---------
        Total losses and expenses                      93,958                86,015       353,961               321,780
                                                    ---------             ---------     ---------             ---------

Income before income taxes                             61,439                56,973       266,948               242,867

Income tax expense                                     17,362                15,028        76,588                67,558
                                                    ---------             ---------     ---------             ---------
Net income                                          $  44,077             $  41,945     $ 190,360             $ 175,309
                                                    =========             =========     =========             =========

Weighted average common shares
   outstanding                                         30,402                32,685        31,533                33,510
                                                    =========             =========     =========             =========

Net income per share (2)                            $    1.45             $    1.28     $    6.04             $    5.23
                                                    =========             =========     =========             =========

                          CONSOLIDATED BALANCE SHEETS


                                                                     December 31,       December 31,       December 31,
                                                                         1998               1997               1996
                                                                     ------------       ------------       ------------
                                                                            (In thousands, except per share data)
Assets

Investments (at market)                                              $ 1,532,224        $ 1,490,601        $ 1,291,746
Cash                                                                       9,757             11,101              6,592
Reinsurance recoverable and prepaid premiums                              42,102             31,676             83,379
Deferred policy acquisition costs                                         61,605             37,864             31,633
Other assets                                                             132,182            115,361             96,569
                                                                     -----------        -----------        -----------
        Total assets                                                 $ 1,777,870        $ 1,686,603        $ 1,509,919
                                                                     ===========        ===========        ===========

Liabilities

Reserve for losses and loss adjustment expenses                      $   215,259        $   202,387        $   199,774
Unearned premiums                                                         94,886             94,150            116,951
Long-term debt                                                            99,476             99,409             99,342
Other liabilities                                                        171,694            130,471            106,990
                                                                     -----------        -----------        -----------
        Total liabilities                                                581,315            526,417            523,057

Redeemable preferred capital securities (1)                               99,040             99,006                 -

Shareholders' equity                                                   1,097,515          1,061,180            986,862
                                                                     -----------        -----------        -----------
        Total liabilities and shareholders' equity                   $ 1,777,870        $ 1,686,603        $ 1,509,919
                                                                     ===========        ===========        ===========


Book value per share                                                 $     36.25        $     32.69        $     28.60
                                                                     ===========        ===========        ===========

                     THE PMI GROUP, INC. AND SUBSIDIARIES

                 MORTGAGE INSURANCE RESULTS OF OPERATIONS (3)

                                                    Three Months Ended December 31,      Year Ended December 31,
                                                    ------------------------------    ------------------------------
                                                        1998             1997             1998             1997
                                                    -------------    -------------    -------------    -------------
                                                                             (In thousands)
Net premiums written                                 $ 114,274        $  98,090        $ 409,796        $ 372,113
                                                     ============     ============     ============     ============
Revenues
   Premiums earned                                  $  105,393        $ 101,263        $ 411,922        $ 394,010
   Investment income, net                               18,731           18,155           74,424           71,636
   Realized gains, net                                      77              666           23,565           20,659
   Other income                                             22               28              162              149
                                                    -------------     ------------     ------------     ------------
        Total revenues                                 124,223          120,112          510,073          486,454
                                                    -------------     ------------     ------------     ------------
Losses and expenses
   Losses and loss adjustment expenses                  32,373           38,170          135,097          150,366
   Policy acquisition costs                             19,698           13,712           60,280           43,395
   Other operating expenses                              8,072            7,811           44,296           41,037
                                                    -------------     ------------     ------------     ------------
        Total losses and expenses                       60,143           59,693          239,673          234,798
                                                    -------------     ------------     ------------     ------------

Income before income taxes                              64,080           60,419          270,400          251,656

Income tax expense                                      19,081           17,681           78,732           72,098
                                                    -------------     ------------     ------------     ------------

Net income                                          $   44,999        $  42,738        $ 191,668        $ 179,558
                                                    =============     ============     ============     ============

Expense ratio                                            24.3%            21.9%            25.5%            22.7%

Loss ratio                                               30.7%            37.7%            32.8%            38.2%
                                                    -------------     ------------     ------------     ------------
Combined ratio                                           55.0%            59.6%            58.3%            60.9%
                                                    =============     ============     ============     ============
TITLE INSURANCE RESULTS OF OPERATIONS

Net premiums written                                $   23,367        $  17,144        $  79,304        $  59,938
                                                    ============      ===========      ===========      ===========
Revenues
   Premiums earned                                  $   23,367        $  17,144        $  79,304        $  59,938
   Investment income, net                                  386              372            1,427            1,257
   Other income                                              8               13               31               30
                                                    -------------     ------------     ------------     ------------
        Total revenues                                  23,761           17,529           80,762           61,225
                                                    -------------     ------------     ------------     ------------
Losses and expenses
   Losses and loss adjustment expenses                     339              824              619            1,890
   Underwriting and other expenses                      19,940           14,968           69,108           53,085
                                                    -------------     ------------     ------------     ------------
        Total losses and expenses                       20,279           15,792           69,727           54,975
                                                    -------------     ------------     ------------     ------------
Income before income taxes                               3,482            1,737           11,035            6,250

Income tax expense                                       1,408              641            4,182            2,218
                                                    -------------     ------------     ------------     ------------
Net income                                          $    2,074        $   1,096        $   6,853        $   4,032
                                                    ============      ===========      ===========      ===========
Expense ratio                                            85.3%            87.3%            87.1%            88.6%

Loss ratio                                                1.5%             4.8%             0.8%             3.2%
                                                    -------------     ------------     ------------     ------------
Combined ratio                                           86.8%            92.1%            87.9%            91.8%
                                                    =============     ============     ============     ============

                     THE PMI GROUP, INC. AND SUBSIDIARIES

                       MORTGAGE INSURANCE OPERATIONS (3)

                         OTHER STATISTICAL INFORMATION

                                                   Three Months Ended December 31,       Year Ended December 31,
                                                   -------------------------------    ------------------------------
                                                       1998             1997             1998              1997
                                                   -------------   ---------------    -------------    -------------
New primary insurance
     written ("NIW") (in millions)                  $     8,367     $     4,173      $    27,820      $    15,307
                                                    ===========     ===========      ===========      ===========

New primary risk written (in millions)              $     2,050     $     1,079      $     6,931      $     4,000
                                                    ===========     ===========      ===========      ===========

New pool risk written (in millions)                 $        81     $       -        $       450      $       -
                                                    ===========     ===========      ===========      ===========

Product mix as a % of NIW:
   95% LTV's                                                 34%             43%              36%              45%
   95% LTV's/30% coverage                                    33%             41%              35%              42%
   90% LTV's/25% coverage                                    40%             39%              41%              40%
   ARMs                                                       2%              9%               3%              12%
   Monthlies                                                 97%             98%              98%              98%
   Refinances                                                34%             18%              31%              14%
                                                    ===========     ===========      ===========      ===========
Net premiums written (in thousands):
   Monthlies                                        $    83,322     $    64,923      $   300,376      $   236,918
   Annuals and singles                                   37,982          38,062          140,825          154,685
   Refunds and ceded premiums                            (7,030)         (4,895)         (31,405)         (19,490)
                                                    -----------     -----------      -----------      -----------

      Net premiums written                          $   114,274     $    98,090      $   409,796      $   372,113
                                                    ===========     ===========      ===========      ===========

                                                                    December 31,     December 31,     December 31,
                                                                       1998             1997             1996
                                                                    -----------      -----------      -----------
Direct primary insurance in force (in millions)                     $    80,682      $    77,787      $    77,312

Direct primary risk in force (in millions)                          $    19,324      $    18,092      $    17,336

 Direct pool risk in force                                          $       450      $       -        $       -

Risk-to-capital ratio                                               14.9  to  1      14.6 to 1        15.8 to 1

Insured primary loans                                                   714,210          698,831          700,084

Persistency                                                                68.0%            80.8%            83.3%

Loans in default                                                         16,526           16,638           15,326

Default rate                                                               2.31%            2.38%            2.19%

Direct primary claims paid (year-to-date in millions)               $     118.4      $     147.1      $     143.2

Direct primary claims paid number (year-to-date)                          5,077            5,574            5,197

Average Claim Size (year-to-date)                                   $    23,321      $    26,390       $   27,554

                     THE PMI GROUP, INC. AND SUBSIDIARIES

                       MORTGAGE INSURANCE OPERATIONS (3)

                         OTHER STATISTICAL INFORMATION
                            (Dollars in thousands)


                                          December 31, 1998           December 31, 1997         December 31, 1996
                                      -------------------------    ----------------------    --------- -------------
                                       Loans in    Reserve for     Loans in   Reserve for     Loans in   Reserve for
                                        Default      Losses         Default     Losses         Default     Losses
                                      -----------  ------------    ---------  ------------    ---------  ------------
Primary insurance:
  New book (4)...................         15,526    $  198,090       15,554    $  185,335      13,968    $  181,132
  Old book (5)...................          1,000         5,270        1,084         6,876       1,358         9,293
                                      -----------  ------------    ---------  ------------   ---------  ------------
    Total primary................         16,526       203,360       16,638       192,211      15,326       190,425
Pool insurance...................            526    $    2,772         -             -           -             -
                                      -----------  ------------    ---------  ------------   ---------  ------------
    Total........................         17,052    $  206,132       16,638    $  192,211      15,326    $  190,425
                                      ===========  ============    =========  ============   =========  ============
Primary insurance:
  California.....................          3,067    $   58,741        3,987    $   90,156       4,261    $  110,561
  Other states...................         13,459       144,619       12,651       102,055      11,065        79,864
                                      -----------  ------------    ---------  ------------   ---------  ------------
    Total........................         16,526    $  203,360       16,638    $  192,211      15,326    $  190,425
                                      ===========  ============    =========  ===========    =========  ============

                                                   December 31,               December 31,              December 31,
                                                      1998                       1997                       1996
                                                   ------------              ------------              -------------
Reserve for losses and loss
 adjustment expenses:
    Mortgage insurance operations................   $  206,132                 $  192,211                $  190,425
    Title insurance..............................        9,127                     10,176                     9,349
                                                    ----------                 ----------                ----------
         Total reserve for losses................   $  215,259                 $  202,387                $  199,774
                                                   ============               ============              ============
California Portfolio:
  Direct claims paid (year-to-date in millions)..   $     57.4                 $    94.8                 $    104.1
  Direct claims paid as a percent of total.......          48%                       64%                      72.7%
  Direct claims paid number (year-to-date).......        2,164                     3,131                      3,311
  Average claim size.............................       26,525                    30,283                     31,441
  Loans in default...............................        3,067                     3,987                      4,261
  Loans in default as a percent of total.........        18.6%                     24.0%                      27.8%
  Default rate...................................        3.15%                     3.73%                      3.81%

(1) Company obligated mandatorily redeemable preferred capital securities of subsidiary trust holding solely junior subordinated deferrable interest debentures of the Company.

(2) Diluted earnings per share per Statement of Financial Accounting Standard No. 128, Earnings per Share.

(3) The Mortgage Insurance operations include the operating results of PMI Mortgage Insurance Co. ("PMI"), Residential Guaranty Co., PMI Mortgage Guaranty Co., PMI Reinsurance Co., and contract underwriting costs incurred by PMI Mortgage Services Co. ("MSC") in connection with mortgage insurance written for PMI. MSC provides contract underwriting services to lenders who are mortgage insurance customers of PMI. The underwriting costs of MSC are not deferred to the extent MSC is compensated by customers for contract underwriting.

(4) The new book consists of insurance written in the mortgage insurance operations since January 1, 1985.

(5) The old book consists of insurance written in the mortgage insurance operations prior to January 1, 1985.

Certain prior year amounts have been reclassified to conform to current year presentation.

               THE PMI GROUP, INC. AND SUBSIDIARIES ("TPG") and
                    CMG MORTGAGE INSURANCE COMPANY ("CMG")

                    SUPPLEMENTAL COMBINED OPERATING RESULTS

                        Three Months Ended December 31,

                                                                      1998                             1997
                                                 -----------------------------------------------    -------------
                                                                                    TPG and CMG      TPG and CMG
                                                   Insurance           CMG           Combined         Combined
                                                  Operations      Operations(a)    Operations(b)     Operations
                                                 -------------    -------------    -------------    -------------
                                                                           (In thousands)
Net premiums written                              $ 114,274        $  4,762          $ 119,036       $ 101,127
                                                  =========        ========          =========       =========
Revenues
   Net premiums earned                            $ 105,393        $  4,740          $ 110,133       $ 104,225
   Investment income                                 18,731             842             19,573          18,704
   Realized gains                                        77             159                236             668
   Other revenue                                         22               2                 24              27
                                                  ---------        ---------         ---------       ---------
        Total revenues                              124,223            5,743           129,966         123,624
                                                  ---------        ---------         ---------       ---------
Losses and expenses
   Losses and loss adjustment expenses               32,373              437            32,810          38,343
   Underwriting and other expenses                   27,770            2,281            30,051          23,380

        Total losses and expenses                    60,143            2,718            62,861          61,723
                                                  ---------        ---------         ---------       ---------
Income before income taxes                           64,080            3,025            67,105          61,901
Income tax expense                                   19,081              981            19,704          18,058
                                                  ---------        ---------         ---------       ---------

Net income                                        $  44,999            2,044         $  47,401       $  43,843
                                                  =========                          =========       =========
Non-TPG share of CMG net income (c)                                   (1,022)
TPG share of CMG net income (c)                                    $   1,022
                                                                   =========

Expense ratio                                          24.3%            47.9%             25.2%           23.1%
Loss ratio                                             30.7%             9.2%             29.8%           36.8%
                                                  ---------        ---------         ---------       ---------
Combined ratio                                         55.0%            57.1%             55.0%           59.9%
                                                  =========        =========         =========       =========


               TPG AND CMG COMBINED STATISTICAL INFORMATION (a)

                                                                  December 31,     December 31,     December 31,
                                                                      1998             1997             1996
                                                                  -------------    ------------     ------------
Direct primary NIW (year-to-date in millions)                     $   30,277        $   16,681       $   18,697
Direct primary insurance in force (in millions)                   $   84,918        $   80,164       $   78,431
Direct primary risk in force (in millions)                        $   19,325        $   18,697       $   17,619
Risk-to-capital ratio                                              14.9 to 1         14.7 to 1        15.8 to 1
Insured primary loans                                                753,031           720,906          710,613
Persistency                                                             68.2%             80.9%            83.2%
Loans in default                                                      16,622            16,662           15,329
Default rate                                                            2.21%             2.31%            2.16%
Direct primary claims paid (year-to-date in millions)             $    118.8         $   147.3       $    143.4
Direct primary claims paid number (year-to-date)                       5,094         $   5,581            5,199
Average Claims size (year-to-date)                                $   23,322         $  26,393       $   27,582

(a)  CMG amounts are included at 100%.
(b) Includes adjustments to eliminate income taxes related to CMG equity earnings. Accordingly, the TPG and CMG income tax expense and net income column amounts do not add together to total the combined column amounts.
(c) As TPG owns 50% of CMG (as of October 1, 1998), CMG results at 100% are reconciled to the portion of CMG net income included in TPG's operating results as reported under the equity method in TPG's consolidated financial statements.

                     THE PMI GROUP, INC. AND SUBSIDIARIES

                         MORTGAGE INSURANCE OPERATIONS

                      SUPPLEMENTAL FINANCIAL INFORMATION
                 Analysis of Deferred Acquisition Cost ("DAC")
                            (Dollars in thousands)

                                     Three Months Ended
                                        December 31,          Year Ended December 31,
                                    ---------------------     -----------------------
                                      1998         1997          1998          1997
                                    --------     --------      --------     ---------
Beginning DAC balance............   $ 53,509     $ 35,794      $ 37,864     $  31,633
Less amortized to date...........    (19,698)     (13,712)      (60,280)      (43,395)
Plus additional deferral.........   $ 27,794     $ 15,782      $ 84,021     $  49,626
                                    --------     --------      --------     ---------
Ending DAC balance...............   $ 61,605     $ 37,864      $ 61,605     $  37,864
                                    ========     ========      ========     =========

-------------------------------------------------------------------------------------

New Insurance written (NIW)......  8,366,619    4,172,956    27,820,065    15,307,147

               Supplemental Reserve, Claims and Delinquency Data
                   (Reserve for Losses dollars in thousands)

                                 Reserve for        Direct             Average          CA % of           CA % of
Three Months Ended                 Losses         Claims Paid        Claims Size     Claims Dollars     Delinquencies
---------------------------     -------------    -------------      -------------   ----------------   ---------------
December-1998..............      $   206,132      $    24,493        $    21,583          42.4%             18.6%
September-1998.............      $   199,398      $    26,639        $    21,387          44.1%             20.1%
June-1998..................      $   192,142      $    34,468        $    24,411          48.9%             21.7%
March-1998.................      $   197,850      $    32,792        $    25,188          55.5%             18.9%
December-1997..............      $   192,211      $    36,220        $    26,084          59.7%             24.0%
September-1997.............      $   190,379      $    38,122        $    26,037          61.4%             25.4%
June-1997..................      $   189,125      $    35,494        $    26,342          65.5%             27.3%
March-1997.................      $   192,098      $    37,294        $    27,212          71.3%             27.8%

                     THE PMI GROUP, INC. AND SUBSIDIARIES

                         MORTGAGE INSURANCE OPERATIONS

                      SUPPLEMENTAL FINANCIAL INFORMATION
                 Analysis of Deferred Acquisition Cost ("DAC")
                            (Dollars in thousands)


                                    Three Months Ended December 31,          Year Ended December 31,
                                   ---------------------------------       -------------------------------
                                       1998              1997                1998                   1997
                                   -------------     --------------        --------------     ------------
Beginning DAC balance               $53,509             $35,794                $ 37,864          $  31,633

Less amortized to date              (19,698)            (13,712)                (60,280)           (43,395)

Plus additional deferral            $27,794             $15,782                $ 84,021          $  49,626
                                   -------------     --------------        --------------     -------------

Ending DAC balance                  $61,605             $37,864                $ 61,605          $  37,864
                                    ============     ==============        ==============     =============

-----------------------------------------------------------------------------------------------------------

New Insurance written (NIW)         8,326,619         4,172,956              27,820,065         15,307,147

Explanation of Deferred Acquisition Costs
-----------------------------------------

The PMI Group, Inc. (PMI) defers certain costs related to the acquisition of primary mortgage insurance and amortizes these costs against related premium revenue, in order to match costs and revenues in accordance with Generally Accepted Accounting Principles (GAAP). These acquisition costs "vary with and are primarily related" to the acquisition of new business. Specific costs PMI defers include field underwriting, field sales, and national accounts. To the extent PMI's wholly owned subsidiary, PMI Mortgage Services Company (MSC) is compensated by customers for contract underwriting, those underwriting costs are not deferred.

PMI's DAC methodology was consistently applied for almost 20 years, until the introduction of a monthly Premium Payment Policy ("monthlies"). This methodology would not give a result consistent with GAAP for monthlies, so a monthly methodology was developed. Under the monthly methodology, DAC is amortized by PMI on an accelerated basis over 24 months rather than the 6-8 year average policy life. PMI believes this amortization method is appropriately conservative, and was selected so that deferred costs will have been fully amortized prior to the peak claims paying period.

The DAC asset is affected by: (a) acquisition costs deferred in a period and (b) amortization of previously deferred costs in such period. In periods where there is growth in premiums (and therefore acquisition costs), the DAC asset will increase because the amount of acquisition costs being deferred exceeds the amount being amortized to expense.

Acquisition costs deferred by PMI over recent quarters have increased due to a combination of the increase in NIW plus the increased cost of acquiring business (i.e., contract underwriting).

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